Exhibit 99.1

For Immediate Release

Daryl Adams Named Chief Operating Officer of Spartan Motors

CHARLOTTE, Michigan, August 5, 2014 – Spartan Motors, Inc. (NASDAQ: SPAR) (“Spartan” or the “Company”) announced the appointment of Daryl Adams as Chief Operating Officer, effective August 11. Mr. Adams will report to John Sztykiel, Spartan’s Chief Executive Officer.

“I am pleased to welcome Daryl to Spartan Motors, where his skill in driving operational excellence will help accelerate the pace of improvement throughout the Company. He also brings a results-oriented, global approach and focus on continuous improvement that Spartan needs in a Chief Operating Officer,” Sztykiel said. “We look forward to working with Daryl to accelerate our operational improvement efforts and deliver the growth and positive results shareholders expect.”

Mr. Adams was most recently Chief Executive Officer of Midway Products Group, a privately held Tier One automotive supplier. Before joining Midway Products Group, he held a succession of management positions with Lear Corporation, one of the world’s largest automotive suppliers. His experience included senior leadership roles in Lear’s North American and European operation. He holds a Masters in Business Administration degree from Michigan State University and a Bachelor of Science degree in Industrial Management and Manufacturing from Lawrence Institute of Technology.

About Spartan Motors

Spartan Motors, Inc. designs, engineers and manufactures specialty chassis, specialty vehicles, truck bodies and aftermarket parts for the recreational vehicle (RV,) emergency-response, defense, government services, delivery and service markets. The Company's brand names – SpartanTM, Spartan Chassis™, Spartan ERV™ and Utilimaster® - are known for quality, performance, service and first-to-market innovation. The Company employs approximately 1,700 at facilities in Michigan, Pennsylvania, South Dakota and Indiana. Spartan reported sales of $470 million in 2013 and is focused on becoming a global leader in the design, engineering and manufacture of specialty vehicles and chassis. Visit Spartan Motors at spartanmotors.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our business, strategic position, financial strength, future plans, objectives, and the performance of our products. These statements can be identified by words such as "believe," "expect," "intend," "potential," "future," "may," "will," "should," and similar expressions regarding future expectations. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual performance and results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include operational and other complications that may arise affecting the implementation of our plans and business objectives; continued pressures caused by economic conditions and the pace and extent of the economic recovery; challenges that may arise in connection with the integration of new businesses or assets we acquire or the disposition of assets; restructuring of our operations, and/or our expansion into new geographic markets; issues unique to government contracting, such as competitive bidding processes, qualification requirements, and delays or changes in funding; disruptions within our dealer network; changes in our relationships with major customers, suppliers, or other business partners, including Isuzu; changes in the demand or supply of products within our markets or raw materials needed to manufacture those products; and changes in laws and regulations affecting our business. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

CONTACT:

Lori Wade Chief Financial Officer	Greg Salchow, Group Treasurer
Spartan Motors, Inc.	Spartan Motors, Inc.
(517) 543-6400	(517) 543-6400